                 THIRD AMENDMENT TO CONVERTIBLE PREFERRED STOCK

                      AND WARRANTS SUBSCRIPTION AGREEMENT

     This Amendment to Convertible Preferred Stock and Warrants Subscription Agreement (the "Agreement") is being made and entered into as of the 7th day of December, 1999, by and between Sterling Vision, Inc., a New York corporation (the "Company"), and the holders of shares of the Company's Convertible Preferred Stock executing this Agreement.

                              W I T N E S S E T H:

     In consideration of the sum of $10.00 and other good and valuable consideration to each of the parties in hand paid to the other, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1. All capitalized terms used (but not otherwise defined) herein shall have the respective, identical meanings ascribed to them in that certain Convertible Preferred Stock and Warrants Subscription Agreement, dated April 14, 1999, effective as of February 17, 1998, between the Company and the Holders;

     2. Subsections 1.3 of the Amendment, relating to the Company's obligation to effect certain redemptions, is hereby deleted in its entirety.

     3. Subsection 3.1(a) of the Amendment is hereby amended to provide that the Conversion Price is $0.75 (75 cents).

     4. The Company shall within 45 days after the date hereof file a registration statement under the Securities Act of 1933 (the "New Registration Statement") to register the additional shares of Convertible Preferred Stock which shall be issuable as a result of the reduction in the Conversion Price effected by this Amendment. The New Registration Statement shall be considered a "Registration Statement" for all purposes of the Agreement and the Amendment, including without limitation, for purposes of the requirement to obtain and maintain effectiveness, allocation of costs and expenses, delivery of prospectuses, and penalties for delayed filings or effectiveness. Fort the purposes of calculating time periods for the New Registration Statement which under the Agreement run from the "Closing, the term "Closing" shall mean the date of this Amendment.

     5. Subsection 4.1 of the Amendment is hereby amended by deleting ",prior to February 17, 2000," and the penultimate sentence of such Section.

     6. The Exercise Price of the Warrants issued under Exhibit C of the Agreement is hereby reduced to $2 per share.

     7. The Company will on Holder's request promptly file a formal amendment to the Company's certificate of incorporation to reflect the amendments effected hereby.

     8. Sections 3.2(a) and (b) of the Amendment are hereby amended to read as follows:

                  Section 3.2 Conversion Procedure.

                           (a) To convert the Convertible Preferred Stock into
                  Common Stock, the Holder need only complete, sign and deliver to the Company the Notice of Conversion attached hereto, together with an affidavit that it is then the holder of the shares of Convertible Preferred Stock then being converted. No representation letter or other documentation shall be required. The date upon which the Company receives the completed Notice of Conversion (by recognized, overnight courier, hand-delivery or facsimile, followed by hand-delivery or courier delivery within two (2) business days thereafter) is the conversion date, whether or not the Company has theretofore received the original of the Convertible Preferred Stock. Within seven (7) business days after its receipt of the Notice of Conversion, as aforesaid, whether or not the Company has then received the original of the Convertible Preferred Stock from the Holder, the Company shall cause its transfer agent to issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion, and the Company shall deliver to such Holder a check for any fraction of a share. The person in whose name the certificate representing shares of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of a share of Convertible Preferred Stock that is to be converted in part, the Company shall issue to the Holder new shares of Convertible Preferred Stock, equal in number to the unconverted portion of the Convertible Preferred Stock surrendered.

                           (b) Notwithstanding the provisions of Subsection
                  3.2(a) above, from and after the date that any registration statement is effective as to any shares issuable on conversion of the Convertible Preferred Stock, the Company, if so requested by the Holder, shall, within three (3) business days after its receipt of the Notice of Conversion (as required pursuant to Subsection 3.2(a) above), whether or not the Company has then received the original of such Convertible Preferred Stock from the Holder, serve written instructions on its transfer agent to "DWAC" the shares of Common Stock to be issued upon any such conversion of the Convertible Preferred Stock, it being understood that no further documentation shall be required of a Holder in connection therewith.

     9. This Amendment also constitutes a notice of conversion whereby each Holder converts the number of shares of Convertible Preferred Stock set forth below into the number of shares of Common Stock set forth below. A registration statement is in effect with respect to such shares. The Company represents that immediately after its receipt of a fully executed copy of this Agreement it will serve irrevocable written instructions on its transfer agent to "DWAC" such shares of Common Stock to each such Holder.

     10. The Company confirms that a registration statement with respect to the shares issuable under the Warrants is in effect.

     11. The four paragraphs of the Warrants which begin with the words "This Warrant may be exercised" are hereby amended to read as follows:

              This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by transmission to the Company, by telecopy, of the Election to Exercise attached hereto, whether or not this warrant is surrendered, to the Company at its office at 1500 Hempstead Turnpike, East Meadow, New York 11554, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company, in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price"). No representation letter or other documentation shall be required, other than the affidavit executed by the Holder of said Warrant that it/she is then the Holder thereof.

              Notwithstanding anything to the contrary contained in this Warrant, this Warrant: (i) shall be exercisable, in whole or in part, notwithstanding the conversion of all or any part of the Preferred Stock and/or the payment thereof; and (ii) shall not be exercisable by the Holder to the extent that and so long as the Common Stock which would be acquired upon such exercise when aggregated with any other shares of Common Stock at the time of exercise beneficially owned by the Holder and not previously sold by the Holder would aggregate more than 4.9% of the then outstanding shares of Common Stock of the Company. For this purpose, "beneficial ownership" shall be calculated in accordance with the provisions of
          Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. The opinion of the Holder's counsel shall be conclusive in calculating the Holder's beneficial ownership.

                (a) Upon each exercise of the Holder's rights to purchase Warrant Shares and the Holder's payment to the Company of the Aggregate Exercise Price therefor, the Holder shall thereafter be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. Within seven (7) business days after each such exercise of this Warrant and receipt by the Company of the Election to Exercise, and the Holder's payment to the Company of the Aggregate Exercise Price therefor, the Company shall cause its transfer agent to issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

               (b) Notwithstanding the provisions of Subsection 3(a) above, the Company, if so requested by the Holder, shall, within three (3) business days after its receipt of the Election to Exercise and the Aggregate Exercise Price (as required pursuant to Subsection 3(a) above), serve written instructions on its Transfer Agent to "DWAC" the shares of Common Stock to be issued upon any such election, it being understood that no further documentation shall be required of the Holder in connection therewith.

     12. Except as amended hereby, the Agreement and the Amendment (as heretofore amended) are ratified and confirmed. This Agreement may be signed in counterparts. It and the agreements and instruments amended thereby, set forth in full all of the parties' understandings. It may be enforced by decrees of specific performance, without posting bond or other security, as well as by other remedies. It may not be changed or terminated orally.

     IN WITNESS HEREOF, the undersigned have executed this Amendment this December 7, 1999.

STERLING VISION, INC.

By: /s/ Joseph Silver
   ------------------------------
      Joseph Silver, E.V.P.

---------------------------------------------------------------------------------------------------------------------------
Holders                Outstanding       Total shares     Common Stock     Common       Warrants         Signature
                       principal         of common        issuable on      stock        Owned
                       amount of         issuable on      current          remaining
                       Preferred Stock   conversion of    conversion       to be
                       after prior       Preferred                         converted
                       conversions       Stock
---------------------------------------------------------------------------------------------------------------------------
Huberfeld/Bodner       $850,000          1,133,333        297,500          835,833      200,000         /s/ Laura Huberfeld
Family
Foundation
---------------------------------------------------------------------------------------------------------------------------
Huberfeld/Bodner       900,000           1,200,000        315,000          885,000      180,000         /s/ Laura Huberfeld
Partnership
---------------------------------------------------------------------------------------------------------------------------
Ace Foundation, Inc.   1,000,000         1,333,334        350,000          983,334      200,000         /s/ Aaron Elbogen
---------------------------------------------------------------------------------------------------------------------------
Rita Folger            100,000           133,333          35,000           98,333       20,000          /s/ Rita Folger
---------------------------------------------------------------------------------------------------------------------------
Cong.  Ahavas Tzedoka
V'Chesed               0                 0                0                0            100,000         /s/ Rabbi Erlich
---------------------------------------------------------------------------------------------------------------------------
Total                  $2,850,000        3,800,000        997,500          2,802,500    700,000
---------------------------------------------------------------------------------------------------------------------------